BANK OF AMERICA

NOTE

TRANSACTION SUMMARY					
Credit Limit:	$2,940,000.00	**Date of Note:**		April 15, 2021	
Interest Rate:	Fixed Rate of 3.80 percentage points				
Maturity Date:	April 15, 2031				
Loan Fee:	$14,700.00	**Loan Account Number:**			
Name(s) of Borrower:	SOLITRON DEVICES, INC.				
Location of Borrower:	901 Sansburys Way				
City:	West Palm Beach	**State:**	FL	**Zip:**	33411
Direct Debit?		Yes			
Bank of America Deposit Account No.:					
Owner of Account:		SOLITRON DEVICES, INC.			

This Note, dated and effective as of April 15, 2021, is entered into between SOLITRON DEVICES, INC. (collectively and individually, the "Borrower") and Bank of America, N.A. (the "Bank") to govern the Credit Facility, in connection with the Master Credit Agreement, dated as of April 15, 2021 (as amended from time to time, the "Master Credit Agreement"), between the Borrower, each other "Borrower" party thereto, and the Bank, the Covenant Agreement executed in connection therewith and each Related Guaranty and Collateral Agreement executed in connection herewith.

1. DEFINITIONS.

1.1 General. Unless otherwise defined herein, capitalized terms used in this Note shall have the respective meanings ascribed thereto in Section 1 of the Master Credit Agreement and as otherwise may be provided in other provisions of the Credit Documents.

1.2 In this Note:

"Guarantor" means, collectively and individually, each person or entity (if any) who signs as a Guarantor under the Related Guaranty and Collateral Agreement.

"Maturity Date" means the date set forth in the Transaction Summary.

"Note" means this Note between the Borrower and the Bank, as amended from time to time.

"Obligations" means all loans, advances, debts, principal, interest, and other obligations now or hereafter existing, of the Borrower and the Guarantor to the Bank arising under (i) this Note, (ii) each Related Guaranty and Collateral Agreement as they relate to the Credit Facility, (iii) the Master Credit Agreement and the Covenant Agreement, in each case, as they relate to the Credit Facility (including under Sections 2, and 6 of the Master Credit Agreement), and (iv) under any other agreement or instrument executed in connection with the Credit Facility.

"Related Guaranty and Collateral Agreement" means the Guaranty and Collateral Agreement among the Borrower, each Guarantor and the Bank executed in connection with the Credit Facility, as amended from time to time.

"Transaction Summary" means the summary of terms relating to the Credit Facility set forth on page one of this Note.

2. CREDIT FACILITY.

2.1 Credit Facility Amount.

(a) On the date of this Note, the Bank agrees to provide a term loan to the Borrower (the "Credit Facility") in the aggregate amount stated in the Transaction Summary (the "Credit Limit").

(b) Any loan borrowed under this Section 2.1 is a term loan and once repaid may not be reborrowed.

2.2 Availability Period.

The Credit Facility will be advanced on the date of this Note.

2.3 Repayment Terms.

(a) Beginning on May 15, 2021, and on the same day of each month thereafter, and ending on the Maturity Date (the "Repayment Period"), the Borrower shall repay principal and interest in equal combined installments of Seventeen Thousand Five Hundred Ninety-Three and 06/100 Dollars ($17,593.06). In any event, on the last day of the Repayment Period, the Borrower will repay the remaining principal balance plus all interest then due. Each installment, when paid, will be applied first to the payment of interest accrued. The balance of each installment will be applied to the repayment of principal.

(b) The Borrower will repay in full all principal, interest, charges and other Obligations outstanding under this Note and the other Credit Documents no later than the Maturity Date.

2.4 Prepayments.

The Borrower may prepay the Credit Facility in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Note. Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid through, but not including, the date of prepayment, and, if the prepayment is made prior to the expiration of the Fixed Rate Term (as defined below) with respect to any principal amount that accrues interest at a fixed rate, a prepayment fee calculated by the Bank. The prepayment fee will be equal to the present value of the difference, if positive, between (i) the sum of the interest payments that would have accrued through the end of the Fixed Rate Term on each prepaid installment of principal at a fixed interest rate for such installment equal to the Original Funding Rate, as if the prepayment had not been made, less (ii) the sum of the interest payments that would have accrued on each prepaid installment of principal at a fixed interest rate for such installment equal to the Reinvestment Rate, as if the prepayment had not been made.

The following definitions will apply to the calculation of the prepayment fee: (i) "Fixed Rate Term" means the full term of the credit during which the interest rate was fixed on the principal amount prepaid, (ii) "Original Funding Rate" means with respect to any prepaid installment of principal, the Swap Rate on the date the interest rate was fixed by the Bank on the principal amount prepaid for a term corresponding to a period of time equal to the Fixed Rate Term, interpolated, if necessary, (iii) "Reinvestment Rate" means with respect to any prepaid installment of principal, the Swap Rate on the date the prepayment fee is calculated by the Bank for a term corresponding to the period of time remaining until such principal installment was scheduled to be made, interpolated, if necessary, and (iv) "Swap Rate" means, as of any date, the offered U.S. Dollar interest rate swap rate for a fixed rate payer determined by the Bank on such date by reference to the Bloomberg service or such other similar data source then used by the Bank for determining such rate.

2.5 Interest Rate.

The interest rate is a rate per year equal to the Fixed Rate stated in the Transaction Summary (as modified under Section 2.4 of the Master Credit Agreement at the option of the Bank).

2.6 Use of Proceeds. The proceeds of the Credit Facility shall be used solely for general corporate purposes.

3. LOAN FEE; INTEREST AND FEE CALCULATION.

3.1 Loan Fee. The Borrower agrees to pay a loan fee in the amount specified in the Transaction Summary. This fee is due on the date of this Note and will be paid as provided in the Disbursement and Fee Statement provided by the Bank.

3.2 Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the Default.

3.3 Returned Payment Fee. The Bank, in its discretion, may collect from the Borrower a returned payment fee each time a payment is returned or if there are insufficient funds in the designated account when a payment is attempted through automatic payment.

3.4 Default Rate. Upon the occurrence of any Default or after maturity or after judgment has been rendered on any Obligation under any Note, all amounts outstanding under the Credit Documents, including any unpaid interest, fees, or costs, will at the option of the Bank bear interest at a rate which is 6.0 percentage points (6.0%) higher than the rate of interest otherwise applicable to the applicable Credit Facility. This may result in compounding of interest. This will not constitute a waiver of any Default.

3.5 Interest and Fee Calculation. Except as otherwise stated in the Credit Documents, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Note or any other Credit Document shall continue to bear interest until paid. To the extent that any calculation of interest or any fee required to be paid under any Credit Document shall be less than zero, such rate shall be deemed zero for purposes of the Credit Documents. Any payments of principal shall be accompanied by interest accrued through, but not including, the date of such payment.

4. CONDITIONS PRECEDENT.

Before the Bank is required to extend any credit to the Borrower under this Note, the following conditions precedent must be satisfied and the Bank must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

4.1 Note. The Borrower shall have executed this Note.

4.2 Master Credit Agreement. The Borrower and each other "Borrower" party thereto shall have executed the Master Credit Agreement.

4.3 Covenant Agreement. The Borrower shall have executed the Covenant Agreement and thereby shall have agreed to be bound by the terms contained therein.

4.4 Guaranty and Collateral Agreement. The Borrower and each Guarantor, if applicable, shall have executed a Related Guaranty and Collateral Agreement, each Guarantor thereby shall have agreed to be bound by the terms of the Continuing and Unconditional Guaranty contained therein, this Note, the Master Credit Agreement and the Covenant Agreement and each applicable Obligor thereby shall have agreed to be bound by the terms of the Security Agreement contained therein.

4.5 KYC Information.

(a) Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(b) If the Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested.

4.6 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank securing the Credit Facility (including those in each Related Guaranty and Collateral Agreement), if any, are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others' rights and interests, except those the Bank consents to in writing.

4.7 Payment of Fees. All fees, expenses and other amounts due and owing to the Bank shall be paid. If any fee is not paid in cash, the Bank may, in its discretion, treat the fee as a principal advance under this Note or deduct the fee from the loan proceeds.

4.8 No Default. No Default or Event of Default shall exist or will result from the signing of this Note, the Master Credit Agreement or any other Credit Document or the extension of credit under this Note.

4.9 Representations and Warranties. The representations and warranties of each Obligor in each Credit Document shall be true and correct on the date hereof and immediately before and after giving effect to any extension of credit under this Note (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

4.10 Real Estate Collateral Documents.

(a) **Real Estate Security Instrument**. Evidence that all Obligations are secured by a deed of trust, mortgage, deed to secure debt or trust deed (the "Real Estate Security Instrument") executed by SOLITRON DEVICES, INC. covering the real property located at 901 SANSBURYS WAY WEST PALM BEACH, Florida 33411-3600 (the "Property").

(b) **Tenant Agreements**. If applicable, subordination agreements and estoppel certificates from tenants leasing space in the Property.

(c) **Environmental Information**. An environmental questionnaire prepared and certified by the Borrower, and, if the Bank requires, an environmental survey of the Property prepared by an environmental consultant satisfactory to the Bank.

(d) **Casualty Insurance**. Evidence of the casualty and other insurance coverage, including flood insurance, as required under the Credit Documents or otherwise by the Bank in writing.

(e) **Survey**. If required by the Bank or the title insurer, a survey of the Property and the improvements thereon, prepared and certified by a qualified surveyor.

(f) **Other Property Information**. Such other documents, property information and other assurances as the Bank may reasonably require concerning the Property.

5. COVENANTS.

The Borrower agrees that each Borrower and each Guarantor, to the extent applicable, so long as any credit is available under this Note and until all Obligations are repaid in full:

5.1 Use of the Property.

(a) To occupy the Property for the conduct of its regular business. No Obligor will change its intended use of the Property without the Bank's prior written approval.

(b) Without limiting any other covenants in the Master Credit Agreement or the Covenant Agreement, no Obligor shall, and no Obligor shall suffer or permit a tenant under any lease with respect to the Property to, violate any laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 5.1(l) of the Master Credit Agreement, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this clause, such Obligor shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (i) to give timely notice to an appropriate law enforcement agency of information that led such Obligor to know such conduct had occurred, and (ii) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Property.

5.2 Indemnity Regarding Use of Property. To indemnify, defend with counsel acceptable to the Bank, and hold the Bank harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from (a) the construction of any improvements on the Property, (b) the ownership, operation, or use of the Property, or (c) a judicial or nonjudicial forfeiture or seizure proceeding by a governmental authority with respect to the Property or any part thereof, on the

grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person, including any tenant, pursuant to any applicable law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Property or the Real Estate Security Instrument shall become subject to forfeiture or seizure in connection therewith, in each case, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. The Obligors' obligations to the Bank under this Section 5.2 shall survive termination of this Note and repayment of the Obligations to the Bank under this Note, and shall also survive as unsecured obligations after any acquisition by the Bank of the Property or any part of it by foreclosure or any other means.

5.3 **Flood Insurance**. If at any time any portion of any structure on the Property is insurable against casualty by flood and is located in a Special Flood Hazard Area under the Flood Insurance Laws, as amended, to provide a flood insurance policy on the structure and the personal property owned by the Borrower or other applicable Obligor located within the structure and acting as collateral under this Note in form and amount acceptable to the Bank but in no amount less than the amount sufficient to meet the requirements of the Flood Insurance Laws as such requirements may from time to time be in effect. In addition, the Borrower and such Obligor shall maintain such other insurance as the Bank may require to comply with the Bank's regular requirements and practices in similar transactions, which may include earthquake insurance and insurance covering acts of terrorism. For purposes of this Section 5.3, "Flood Insurance Laws" means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulations promulgated pursuant thereto, each as amended and together with any successor law of such type.

6. **GOVERNING LAW.** Except to the extent that any law of the United States may apply, this Note shall be governed and interpreted according to the laws of New York, without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law. This Note is subject to the venue, jurisdiction and dispute resolution provision clauses set forth in the Master Credit Agreement.

This Note is executed as of the date first written above.

Bank:

Bank of America, N.A.

By: ____
Authorized Representative

Borrower:

SOLITRON DEVICES, INC.

By: ____
Mark Matson, President